AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of March 30, 1999 (this "Agreement"), by and among Tyler Corporation, a Delaware corporation ("Parent"), CPS Systems, Inc., a Delaware corporation, a wholly-owned subsidiary of Parent ("Merger Sub"), CPS Systems, Inc., a Texas corporation (the "Company"), and the stockholders of the Company named on the signature pages of this Agreement (the "Stockholders"). Parent and Merger Sub are sometimes referred to in this Agreement as the "Tyler Companies," and the Tyler Companies and the Company are sometimes referred to in this Agreement as the "Constituent Entities."

                                   BACKGROUND

         The Board of Directors of each of Parent, Merger Sub, and the Company have determined that it is in the best interests of each respective company and their respective stockholders that the Company merge with and into Merger Sub (the "Merger"), on the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law") and the Texas Business Corporation Act ("Texas Law").

         The Board of Directors of each of the Constituent Entities have approved the Merger in accordance with Delaware Law and Texas Law.

         The Merger is intended to be treated as a pooling-of-interests for financial accounting purposes.

         Articles I and II will constitute a "plan of merger" for the purposes of Delaware Law and Texas Law.

         THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which all parties mutually acknowledge, the parties, intending to be legally bound, agree as follows:


                                    ARTICLE I
                                   THE MERGER

         SECTION 1.01. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law and Texas Law, at the Effective Time (as defined in Section 1.02), the Company will be merged with and into Merger Sub. As a result of the Merger, the separate corporate existence of the Company will cease and Merger Sub will continue as the surviving corporation of the Merger (the "Surviving Corporation").

         SECTION 1.02. Closing; Closing Date; Effective Time. Unless this Agreement has been terminated pursuant to Section 7.01, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger and the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Parent, 2800 W. Mockingbird Lane, Dallas, Texas 75235 as soon as practicable (but in any event within two business days) after the satisfaction or waiver of the conditions as set forth in Article VI, or at such other date, time, and place as Parent and the Company agree. The date on which the Closing takes place is referred to as the "Closing Date." As promptly as practicable on the Closing Date, the parties will cause the Merger to be consummated by filing articles or a certificate of merger (together, the "Certificate of Merger") with the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law and Texas Law, respectively (the date and time of the last such filing, or such later date or time agreed upon by the Parent and the Company and set forth in the Certificate of Merger, being the "Effective Time").

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         SECTION 1.03.  Effect of the Merger.  At the Effective Time, the effect of the Merger will be as provided in the applicable provisions of Delaware Law and Texas Law.

         SECTION 1.04. Certificate of Incorporation; Bylaws. At the Effective Time, the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, will be the certificate of incorporation of the Surviving Corporation and thereafter will continue to be its certificate of incorporation until amended as provided in such certificate of incorporation and pursuant to Delaware Law. At the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the bylaws of the Surviving Corporation and thereafter will continue to be its bylaws until amended as provided in such bylaws and pursuant to Delaware Law.

         SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


                                   ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 2.01. Merger Consideration; Conversion and Cancellation of Company Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Tyler Companies, the Company, or their respective stockholders:

                  (a) Subject to the other provisions of this Article II, each share of Company common stock, $.01 par value per share (the "Company Stock"), issued and outstanding immediately prior to the Effective Time (excluding any Company Stock described in Section 2.01 (b)) will be converted into the right to receive one-third of a share of Parent common stock, $.01 par value per share ("Parent Common Stock"). The shares of Parent Common Stock to be issued in the Merger are referred to herein as the "Tyler Shares" or the "Merger Consideration".

                  Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or Company Stock have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, re-capitalization, split, combination, exchange of shares, or similar occurrence, the Merger Consideration will be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, re-capitalization, split, combination, exchange of shares, or similar occurrence.

                  (b) Notwithstanding any provision of this Agreement to the contrary, each share of Company Stock held in the treasury of the Company immediately prior to the Effective Time will be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

                  (c) All shares of Company Stock will cease to be outstanding and will automatically be canceled and retired, and each certificate previously evidencing Company Stock outstanding immediately prior to the Effective Time (other than Company Stock described in Section 2.01(b)) (the "Converted Shares") will thereafter represent the right to receive the applicable portion of the Merger Consideration. The holders of certificates previously evidencing Converted Shares will cease to have any rights with respect to such Converted Shares, except as otherwise provided in this Agreement or by applicable law. Such certificates previously evidencing Converted Shares

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          will be exchanged for  certificates  evidencing whole shares of Parent
          Common Stock upon the surrender of such certificates in accordance with the provisions of Section 2.02, without interest. No fractional shares of Parent Common Stock will be issued in connection with the Merger; and in lieu thereof, a cash payment shall be made pursuant to
          Section 2.02.

                  (d) Under Texas Law, the holders of Company Stock are not entitled to dissenters' rights of appraisal. Notwithstanding the foregoing, upon consummation of the Merger, the holders of all certificates which theretofore represented shares of Common Stock shall, subject to applicable law, only have the right to receive the Converted Shares and the amount of cash, if any, deliverable pursuant to Section 2.02(d) hereof.

         SECTION 2.02.     Exchange and Surrender of Certificates.

                  (a) As soon as practicable after the Effective Time, each holder of a certificate previously evidencing Converted Shares shall be entitled, upon the surrender thereof to Parent or an exchange agent designated by Parent, to receive a certificate or certificates representing the Tyler Shares into which the Converted Shares so surrendered have been converted as described in Section 2.01, in such denominations and registered in such names as such holder may request.

                  (b) All shares of Parent Common Stock issued upon the surrender for exchange of certificates previously representing Converted Shares in accordance with the terms of this Agreement will be deemed to have been issued in full satisfaction of all rights pertaining to such Converted Shares. At and after the Effective Time, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Stock that was outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates that previously evidenced Converted Shares are presented to the Surviving Corporation for any reason, they will be canceled and exchanged as provided in this Article II.

                  (c) As promptly as practicable after the Effective Time, Parent will send or cause to be sent to each record holder of Company Common Stock at the Effective Time a letter of transmittal and other appropriate materials for use in surrendering certificates contemplated hereby.

                  (d) No certificates or scrip evidencing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates, and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of a certificate previously representing Converted Shares, upon surrender of such certificate for exchange pursuant to this Article II, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (a) the per share closing price as reported on the New York Stock Exchange of Parent Common Stock on the date of the Effective Time by (b) the fractional interest to which such holder would otherwise be entitled (after taking into account all Converted Shares held of record by such holder at the Effective Time).

                  (e) Parent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Company Stock such amounts as Parent or any Affiliate of Parent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld by Parent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the former holder of Company Stock in respect of which such deduction and withholding was made by Parent.

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                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Tyler Companies as follows:

         SECTION 3.01. Organization and Qualification; Stockholders. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, has all requisite power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Company Material Adverse Effect. "Company Material Adverse Effect" means any change, effect, or condition that, would be materially adverse to the business, operations, assets, financial condition, or results of operations of the Company, taken as a whole.

         SECTION 3.02. Charter and Bylaws. The Company will, within 15 days of the date of this Agreement, furnish to Parent true, complete, and correct copies of the certificate of incorporation and bylaws of the Company, as amended or restated to the date of this Agreement. The Company is not in violation in any aspect of any of the provisions of its certificate of incorporation or, in any material respect, the provisions of the Company's bylaws, and such certificates and bylaws remain in full force and effect.

         SECTION 3.03.     Capitalization.

                  (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Stock and 10,000,000 shares of preferred stock, $.01 per share, of which 6,743,902 shares and 0 shares, respectively, are issued and outstanding. Except as disclosed in
         Schedule 3.03(c) to the Disclosure Schedule, no shares of capital stock of the Company are reserved for any purpose. Each of the outstanding shares of capital stock of the Company is duly authorized, validly issued, and fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of the Company subject to) any preemptive or similar rights under the certificate of incorporation or bylaws of the Company, federal or state securities laws, or any agreement to which the Company is a party or by which it is bound.

                  (b) The Company does not (i) directly or indirectly own, (ii) have any agreement to purchase or otherwise acquire, or (iii) hold any interest convertible into or exchangeable or exercisable for, any equity interest in any Person.

                  (c)  Except  as set forth in the  Company  SEC  Reports  or in
         Schedule 3.03(c) to the Disclosure Schedule, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which the Company is a party or by which it is bound relating to the issued or unissued capital stock or other securities of the Company or obligating the Company to grant, issue, or sell any shares of its capital stock or other securities. Except as set forth in the Company SEC Reports or in Schedule 3.03(c) to the Disclosure Schedule, there are no agreements, arrangements, or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of the Company. There are no voting trusts, proxies, or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of the Company.

                  (d)  Except  as set forth in the  Company  SEC  Reports  or in
         Schedule 3.03(d) to the Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company to (i) repurchase, redeem, or otherwise acquire any shares of the Company Stock or other capital

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         stock or other  securities  of the Company;  or (ii)  provide  material funds to, or make any material investment in (in the form of a loan, capital contribution, or otherwise), or provide any guarantee with respect to the obligations of any Person.

         SECTION 3.04. Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the other documents contemplated by this Agreement (the "Ancillary Agreements") to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which the Company is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have, subject to satisfaction of the closing conditions contained herein, been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize this Agreement or the Ancillary Agreements to which the Company is a party or to consummate the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution, and delivery of this Agreement by the Tyler Companies, constitutes the legal, valid, and binding obligations of the Company enforceable in accordance with its terms, subject to (i) general principals of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (ii) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

         SECTION 3.05.     No Conflict; Required Filings and Consents.

                  (a) Except as set forth in Schedule 3.05(a) to the Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated thereby will not, (i) conflict with or violate the certificate of incorporation or bylaws, as amended or restated to the date of this Agreement, of the Company; (ii) to the knowledge of the Company, conflict with or violate in any material respect any federal, state, foreign, or local law, statute, ordinance, rule, regulation, order, judgment, or decree, including, without limitation, laws relating to employment discrimination, fair employment practices, fair labor standards, equal employment opportunity, individual or collective employee rights, and occupational health and safety (collectively, "Laws") applicable to the Company or by which any of their respective properties is bound or subject; or (iii) result in any material breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to any other Person any rights of termination, amendment, acceleration, or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which the Company is a party or by or to which the Company or any of its properties is bound or subject.

                  (b) The execution and delivery of this Agreement and the Ancillary Agreements by the Company does not, and consummation of the transactions contemplated hereby and thereby will not, require the Company to obtain any consent, license, permit, approval, waiver, authorization, or order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental Entities"), except (i) the filing and recordation of the Articles of Merger as required by Delaware Law and Texas Law, (ii) the filing and approval of a definitive proxy statement with and by the Securities and Exchange Commission which seeks the approval of the Merger by the Company's stockholders, (iii) the approval of the Merger by the Company's stockholders as required by Texas Law and the articles and bylaws of the Company, and (iv) the filing of a registration statement with the Securities and Exchange Commission covering the Tyler Shares being issued to the Company's stockholders.

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         SECTION 3.06. Permits;  Compliance. The Company is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, and orders necessary to own, lease, and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action, proceeding, or investigation pending or, to the knowledge of the Company or any Stockholder, threatened regarding suspension or cancellation of any of the Company Permits. Except for instances that would not have a Company Material Adverse Effect, the Company is not in conflict with or in default or violation of (a) any Law applicable to the Company or by or to which any of its properties is bound or to which they may be subject or (b) any of the Company Permits. The Company has not received any written notice with respect to possible conflicts, defaults, or violations of Laws from any Governmental Entity.

         SECTION 3.07.     Company SEC Reports; Financial Statements.

                  (a) Since March 1998, the Company has filed all forms, reports, statements, and other documents required to be filed with the Securities and Exchange Commission (the "SEC"), including, without limitation, (i) all Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to any annual or special meeting of shareholders, (iv) all Current Reports on Form 8-K, and (v) all other reports, schedules, registration statements, or other documents (collectively, the "Company SEC Reports"). The Company SEC Reports, including all of the Company SEC Reports filed after the date of this Agreement and prior to the Effective Time, (A) were or will be prepared in all material respects in accordance with the requirements of applicable Law and (B) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports filed prior to the Effective Time (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved and (ii) present fairly or will present fairly, in all material respects, the financial position of the Company at the dates shown and the results of operations and cash flows for the periods covered, except that (A) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (B) any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

                  (c) Notwithstanding the foregoing contained in subsections (a) and (b) of this Section 3.07, the Tyler Companies acknowledge that the Company has disclosed to them the existence of litigation which has arisen in connection with the application of S.O.P. 97-2 to the Company's financial statements for the fiscal year ended December 31, 1998.

         SECTION 3.08. Absence of Certain Changes or Events. Except as contemplated by this Agreement or as set forth in the Company SEC Reports or in
Schedule 3.08 to the Disclosure Schedule, since December 31, 1998, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice, and there has not been (a) any material damage, destruction, or loss (whether or not covered by insurance) with respect to any assets of the Company; (b) any change by the Company in its accounting or tax reporting methods, principles, or practices; (c) any declaration, setting aside, or payment of any dividends or distributions in respect of shares of Company Stock, or any redemption, repurchase, or other acquisition by the Company of any of the Company's securities; (d) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase, or other employee benefit plan, or any increase in the compensation payable or to

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become payable to directors,  officers,  or employees of the Company  outside of the ordinary course of business; (e) any entry by the Company into any material commitment or transaction not in the ordinary course of business and consistent with past practice (other than this Agreement and the transactions contemplated by this Agreement); (f) any material increase in indebtedness for borrowed money; or (g) any Company Material Adverse Effect.

         SECTION 3.09. Absence of Litigation. Except as set forth in the Company SEC Reports or in Schedule 3.09 to the Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration, or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the knowledge of the Company, threatened against the Company or any properties or rights of the Company, or relating to this Agreement or the transactions contemplated by this Agreement which the Company reasonably believes has a potential expense to the Company in excess of $50,000, individually, and the Company is not subject to any continuing order of, consent decree, settlement agreement, or other similar written agreement with, or continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree, or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders.

         SECTION 3.10.     Employee Benefit Plans; Labor Matters.

                  (a) Set forth in Schedule 3.10(a) to the Disclosure Schedule is a complete and correct list of all "employee benefit plans" (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all plans or policies providing for "fringe benefits" (including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit, or similar programs), and each other bonus, incentive, compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff, consulting, or any other similar plan, agreement, policy, or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow, or other agreement related thereto that (i) is or has been established, maintained, or contributed to by the Company or any ERISA Affiliate (as defined below) or with respect to which the Company or any ERISA Affiliate has any liability, or (ii) provides benefits, or describes policies or procedures applicable, to any officer, employee, director, former officer, former employee, or former director of the Company or any ERISA Affiliate, or any dependent thereof, regardless of whether funded (each, an "Employee Plan," and collectively, the "Employee Plans"). For purposes of this Agreement, "ERISA Affiliate" means the Company and each Person or other trade or business, whether or not incorporated, that is or has been treated as a single employer or controlled group member with the Company pursuant to Code section 414 or ERISA section 4001.

                  (b)  Except as  contained  in the  Agreements  referred  to in
         Section 3.10(c), no written or oral representations have been made to any employee or officer or former employee or officer of the Company promising or guaranteeing any coverage under any employee welfare plan for any period of time beyond the end of the current plan year (except to the extent of coverage required under Code section 4980B), and no Employee Plan provides benefits to any employee of the Company or any ERISA Affiliate or any employee's dependents after the employee terminates employment other than as required by law. The consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount of compensation (including amounts due under Employee Plans) due to any employee, officer, former employee, or former officer of the Company.

                  (c)  Except  as set forth in the  Company  SEC  Reports  or in
         Schedule 3.10(c) to the Disclosure Schedule, all employees of the Company are terminable at the will of the Company, and the Company has not, nor has any present or former director, officer, employee, or agent of the Company, made any binding commitments of the Company, written or oral, to any present or former director, officer, agent, or employee concerning his or her term, condition, or benefits of employment by the Company.

                  (d) To the knowledge of the Company, neither the Company, nor any ERISA Affiliate, nor any plan fiduciary of any Employee Plan has engaged in any transaction in violation of section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in section 4975(c)(1) of the Code), that could subject the Company, any ERISA Affiliate, or the Parent to any taxes, penalties, or other liabilities resulting from such prohibited transaction. To the knowledge of the Company, no condition exists that would subject the Company, any ERISA Affiliate, or the Parent to any excise tax, penalty tax, or fine related to any Employee Plan.

                  (e) There are no agreements that will or may provide payments to any officer, employee, stockholder, or highly compensated individual that will be "parachute payments" under Code section 280G that are nondeductible to the Company or subject to tax under Code section 4999 for which the Company or any ERISA Affiliate would have withholding liability.

                  (f) There is no Employee Plan that is or was subject to Part 3 of Title I of ERISA or Title IV of ERISA; each Employee Plan has been operated in all material respects in compliance with ERISA, the Code, and all other applicable laws; none of the Employee Plans is or was a "multiple employer plan" or "multiemployer plan" (as described or defined in ERISA or the Code), nor has the Company or any ERISA Affiliate ever contributed or been required to contribute to any such plan; there are no material unfunded liabilities existing under any Employee Plans; and each Employee Plan that has not been terminated could be terminated as of the Closing Date without any material liability to the Parent, the Company, or any ERISA Affiliate. All contributions required to be made to the Employee Plans have been made timely.

                  (g)  Except  as set forth in the  Company  SEC  Reports  or in
         Schedule 3.10(g) to the Disclosure Schedule, the Company is not a party to or bound by any severance agreements, programs, policies, plans, or arrangements, whether or not written. Schedule 3.10(g) to the Disclosure Schedule sets forth, and the Company has provided to Parent true and correct copies of, (i) all employment agreements with officers or employees of the Company; (ii) all agreements with consultants of the Company obligating the Company to make annual cash payments in an amount exceeding $10,000; and (iii) all noncompetition agreements with the Company.

                  (h) The Company has not amended or taken any other action with respect to any of the Employee Plans or any of the plans, programs, agreements, policies, or other arrangements described in this Section
         3.10 since December 31, 1998.

                  SECTION 3.11.     Taxes.

                  (a) All returns and reports (the "Tax Returns") of or with respect to any Tax that are required to be filed by or with respect to the Company or its business or activities have been duly and timely filed, within the required time period, as extended. All items of income, gain, loss, deduction, and credit or other items required to be included in each such Tax Return have been included, and all information provided in each such Tax Return is true, correct, and complete in all material respects. All Taxes that have been or are due have been timely paid in full. The Company is not subject to taxation by any jurisdiction where the Company does not file Tax Returns. All withholding Tax requirements imposed on or with respect to the Company have been satisfied in full in all respects. No penalty, interest, or other charge is due with respect to the late filing of any such Tax Return or late payment of any such Tax. The Company has disclosed on its federal income Tax Returns all positions taken that could give rise to a substantial understatement of federal income Tax within the meaning of Code section 6662.

                  (b) Except as set forth on Schedule 3.11(b) to the Disclosure Schedule, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company nor any waiver or agreement for any extension of time for the assessment, collection, or payment of any Tax of or with respect to the Company.

                  (c) There are no pending audits, actions, proceedings, investigations, disputes, or claims with respect to or against the Company for or with respect to any Taxes; no assessment, deficiency, or adjustment has been assessed or proposed with respect to any Tax Return of or with respect to the Company; and to the knowledge of the Company, there is no reasonable basis on which any claim for material Taxes can be asserted against the Company, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) on Schedule 3.11(c) to the Disclosure Schedule. Schedule 3.11(c) to the Disclosure Schedule also indicates all Tax Returns that have been audited by any taxing authority.

                  (d) The Company is not liable for the Taxes of any Person under federal, state, foreign, or local law as a transferee, successor, by contract, or otherwise.

                  (e) Except for inchoate statutory liens for current Taxes not yet due, no liens for Taxes exist upon the assets of the Company.

                  (f) The Company will not be required to include any amount in income for any taxable period beginning after December 31, 1998 as a result of a change in accounting method for any taxable period ending on or before December 31, 1998 or pursuant to any agreement with any Tax authority with respect to any such taxable period.

                  (g) No property of the Company is held in an arrangement for which partnership Tax Returns are being filed, and the Company does not own any interest in any controlled foreign corporation (as defined in section 957 of the Code), passive foreign investment company (as defined in section 1296 of the Code), foreign trust, or other Person the income of which is required to be included in the income of the Company.

                  (h) No property of the Company is subject to a safe-harbor lease (pursuant to section 168(f) (8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of section 168(g) (5) of the Code).

                  (i) The Company has not made an election under section 341(f) of the Code. The Company is not a United States real property holding corporation within the meaning of Code section 897(c)(2) during the applicable period specified in Code section 897(c)(1)(A)(ii).

         SECTION 3.12. Certain Business Practices. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company has (a) used any funds on behalf of the Company for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

         SECTION 3.13. Environmental Matters. Except for matters disclosed in the Company SEC Reports, (a) the properties, operations, and activities of the Company comply currently with, and have at all times complied with, all applicable Environmental Laws (as defined below); (b) the Company (or its properties or operations) is not subject to any existing, pending, or, to the knowledge of the Company, threatened action, suit, claim, investigation, inquiry, or proceeding by or before any Governmental Entity under any Environmental Law; (c) to the knowledge of the Company, there are no physical or environmental conditions existing on any property used by the Company or resulting from the Company's operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations or other liabilities imposed under any Environmental Laws or that would affect the soil, groundwater, surface water, or human health; and
(d) to the knowledge of the Company, there has been no exposure of any Person or property to hazardous substances or any pollutant or contaminant, nor has there been any release of hazardous substances or any pollutant or contaminant into the environment, by the Company or in connection with its properties or operations.

         For purposes of this Agreement, the term "Environmental Laws" means any and all Laws, statutes, ordinances, rules, regulations, or orders of any Governmental Entity pertaining to health or the environment currently in effect in any and all jurisdictions in which the Company owns property or conducts business, including without limitation, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended; the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended; any state Laws implementing the foregoing federal laws; and all other environmental conservation or protection Laws. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA and RCRA, and the term "disposal" has the meaning specified in RCRA; provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance," "release," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning will apply.

         SECTION 3.14. Vote Required. The only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and adopt this Agreement is the affirmative vote or consent of the holders of two-thirds of the outstanding shares of Company Stock.

         SECTION  3.15.  Brokers;  Other  Transactions.  Except  as set forth in
Schedule 3.15 to the Disclosure Schedule, no broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Stockholder.

         SECTION 3.16. Insurance. Except as set forth on Schedule 3.16 to the Disclosure Statement, the Company is currently insured, and during each of the past three calendar years has been insured, for reasonable amounts against such risks as companies engaged in a similar business and similarly situated would, in accordance with good business practice, customarily be insured.

         SECTION 3.17. Properties. Except for liens disclosed in Schedule 3.17 of the Disclosure Statement, and arising in the ordinary course of business after the date of this Agreement and properties and assets disposed of in the ordinary course of business after December 31, 1998, the Company has good and marketable title, free and clear of all liens and adverse claims, to all of their respective properties and assets, whether tangible or intangible, reflected in the SEC Company Reports as being owned by the Company as of such date or purported to be owned on the date of this Agreement. All buildings and all fixtures, equipment, and other property and assets that are material to the business of the Company and are held under leases by the Company are held under valid instruments enforceable by the Company in accordance with their respective terms. The properties and equipment of the Company, including, without limitation, their information systems, (i) have been maintained and are in good and serviceable condition, reasonable wear and tear excepted, and (ii) are adequate for the uses to which they are being put.

         SECTION 3.18 Intellectual Property. To the knowledge of the Company, the Company's ownership of all trademarks, tradenames, service marks, copyrights, patents and other proprietary intellectual property (the "Intellectual Property") is valid and enforceable, and the Company has the exclusive right to use such Intellectual Property. To the knowledge of the Company, the current use by the Company of such Intellectual Property does not infringe the rights of any other Person, and no other Person is infringing the rights of the Company in any such Intellectual Property.

         SECTION 3.19.     Certain Contracts; Licenses; Etc.

                  (a) Schedule 3.19(a) to the Disclosure Schedule lists, as of the date of this Agreement, each agreement, contract, or commitment to which the Company is a party or by which the Company is bound (i) involving a lease for real property or consideration during the previous twelve months in excess of $50,000 or that could reasonably be expected to involve consideration in the twelve month period following the date of this Agreement in excess of $50,000, or (ii) that is otherwise material to the financial condition, results of operations, or current or future business or operations of the Company and that is not otherwise listed pursuant to this Section 3.19.

                  (b) The Company is in compliance in all material respects under all leases, licenses, agreements, contracts, permits, plans, and commitments by which any of its properties or assets is bound and, to the knowledge of the Stockholders, no event has occurred that constitutes a violation or breach of or a default (with the passage of time or the giving of notice or both) in respect of any thereof, and each of the other parties thereto or bound thereby has performed all the obligations required to be performed by it to date and is not in default thereunder. Each of the items required to be disclosed in
         Schedule 3.19 to the Disclosure Schedule is in full force and constitutes a legal, valid, and binding obligation of the Company and the other parties thereto, enforceable in accordance with its terms. Except as disclosed on Schedule 3.19 to the Disclosure Schedule, the Company does not know or have reason to know that any material client or customer intends to terminate its relationship with the Company as a result of the Merger or any of the related transactions.

         SECTION 3.20. Employees. Schedule 3.20(a) to the Disclosure Schedule sets forth an accurate, correct, and complete list of all employees of the Company as of March 31, 1999, including name, title or position, the present annual compensation or wage rate, any interests in any bonus or incentive compensation plan, and any other perquisite or form of non-cash compensation. To the knowledge of the Company, no employee of the Company is subject to a non-competition or any other form of agreement, whether written or oral, that would prevent such employee from continuing as an employee of Merger Sub, Parent, and their respective Affiliates upon consummation of the Merger or devoting his full talents, knowledge, and efforts to Merger Sub, Parent, and their respective Affiliates upon consummation of the Merger. Schedule 3.20(b) to the Disclosure Schedule sets forth an accurate and complete list of all loans, debts, and other obligations in excess of $2,500 each (collectively, "Employee Loans") owed by any employee of the Company to the Company. All outstanding Employee Loans owed to the Company by any Stockholder will be repaid to the Company at Closing.

         SECTION 3.21. Year 2000 Compliance. All of the material management information systems and software utilized in the Company's business (the "Systems") comply in all material respects with all of the following criteria (compliance with such criteria referred to herein as being "Year 2000 Compliant"): (a) the Systems must operate with dates that are less than, equal to, or greater than 2000 when the date is 1999 or less; (b) the Systems must operate with dates that are less than, equal to, or greater than 2000 when the date is 2000 or greater; (c) the Systems must work when the date rolls between 12/31/99 and 01/01/2000; (d) if any System is passing a date that contains a year less than four digits to another application or system, it must pass enough information for the receiving system to comply with Section 3.23(a)-(c); (e) if any System is receiving a date that contains a year less than four digits from another application or system, it must be able to interpret the date received to comply with Section 3.23(a)-(c); (f) the Systems must recognize year 2000 as a leap year and operate accordingly; (g) the Systems must recognize the correct day of the week where required; (h) date values must sort correctly; (i) date value calculations must operate and provide correct results; and (j) date values stored, calculated, imported, exported, or displayed with less than a four digit year must be completely ambiguous.

         SECTION 3.22. Information Supplied. Without limiting any of the representations and warranties contained in this Agreement, no representation or warranty of the Company and no statement by the Company or other information contained in the Disclosure Schedule, as of the date of such representation, warranty, statement, or document, contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading.


                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE TYLER COMPANIES

         Parent hereby represents and warrants to the Company as follows:

         SECTION 4.01. Organization. Each of the Tyler Companies is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary other than where the failure to be so duly qualified in good standing would not have a Tyler Material Adverse Effect. The term "Tyler Material Adverse Effect" means any change, effect, or condition that would be materially adverse to the business, operations, assets, financial condition, or results of operations of the Tyler Companies.

         SECTION 4.02. Capitalization. The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, $10 per share (the "Preferred Stock"), of which, as of December 31, 1998, 34,489,931 shares of Parent Common Stock and no shares of Preferred Stock were issued and outstanding. Each of the outstanding shares of capital stock of Parent is duly authorized, validly issued, and fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights under the certificate of incorporation or bylaws of Parent, federal or state securities laws, or any agreement to which Parent is a party or by which it is bound.

         SECTION 4.03. Tyler Shares. The Tyler Shares to be issued pursuant to the Merger will, when issued and delivered at the Closing in accordance with this Agreement, be duly authorized, validly issued, fully paid, and nonassessable and not subject to statutory preemptive rights.

         SECTION 4.04. Authority. Each of the Tyler Companies has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by each of the Tyler Companies and the consummation by each of the Tyler Companies of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of any of the Tyler Companies are necessary to authorize this Agreement and the Ancillary Agreements to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by each of the Tyler Companies that is a party thereto and, assuming the due authorization, execution, and delivery of this Agreement and the Ancillary Agreements by the Company and the Stockholders, constitute the legal, valid, and binding obligations of each of the Tyler Companies that is a party thereto, enforceable in accordance with their respective terms, subject to (i) general principals of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (ii) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

         SECTION 4.05.     No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement and the Ancillary Agreements by each of the Tyler Companies that is a party thereto do not, and the consummation of the transactions contemplated thereby will not, (i) conflict with or violate the certificate of incorporation or bylaws, in each case as amended or restated as of the date of this Agreement, of any Tyler Company; (ii) to the knowledge of the Tyler Companies, conflict with or violate any Laws applicable to any Tyler Company or by which any of its properties is bound or subject; or (iii) result in any breach of or constitute any material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, accelerations or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of any Tyler Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which any Tyler Company is a party or by or to which any Tyler Company or any of its respective properties is bound or subject.

                  (b) The execution and delivery of this Agreement and the Ancillary Agreements by each of the Tyler Companies that is a party thereto do not, and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not, require any Tyler Company to obtain any consent, license, permit, approval, waiver, authorization, or order of, or to make any filing with or notification to, any Governmental Entity, except for (i) the filing and recordation of the Articles of Merger as required by Delaware Law and Texas Law,
         (ii) the filing and approval of a definitive proxy statement with and by the Securities and Exchange Commission which seeks the approval of the Merger by the Company's stockholders, (iii) the approval of the Merger by the Company's stockholders as required by Texas Law and the articles and bylaws of the Company, and (iv) the filing of a registration statement with the Securities and Exchange Commission covering the Tyler Shares.

         SECTION 4.06.     Parent SEC Reports; Financial Statements.

                  (a) Since January 1, 1997, Parent has filed all forms, reports, statements, and other documents required to be filed with the SEC (the "SEC"), including, without limitation, (i) all Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to any annual or special meeting of shareholders,
         (iv) all Current Reports on Form 8-K, and (v) all other reports, schedules, registration statements, or other documents (collectively, the "Parent SEC Reports"). The Parent SEC Reports, including all of the Parent SEC Reports filed after the date of this Agreement and prior to the Effective Time, (A) were or will be prepared in all material respects in accordance with the requirements of applicable Law and (B) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports filed prior to the Effective Time (i) have been or will be prepared in accordance with the published rules and regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved and (ii) present fairly or will present fairly, in all material respects, the financial position of Parent at the dates shown and the results of operations and cash flows for the periods covered, except that (A) any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and (B) any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

         SECTION 4.07. Absence of Certain Changes or Events. Except as contemplated by this Agreement or as otherwise disclosed by Parent to the Company and the Stockholders, since December 31, 1998, there has not been a Parent Material Adverse Effect.

         SECTION 4.08. Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or any Affiliate of the Parent for which any Stockholder or the Company will have any liability.

         SECTION 4.09. Information Supplied. Without limiting any of the representations and warranties contained in this Agreement, no representation or warranty of Parent, as of the date of such representation, warranty, or statement contains any untrue statement of material fact, or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading.


                                    ARTICLE V
                            COVENANTS AND AGREEMENTS

         SECTION 5.01. Affirmative Covenants of the Company. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or on Schedule 5.01 to the Disclosure Schedule or consented to in writing by Parent, the Company will, (a) operate in the ordinary course of business and consistent with past practices and use its best efforts to preserve the goodwill of the Company and of its employees, customers, suppliers, Governmental Entities and others having business dealings with the Company; (b) not engage in any transaction outside the ordinary course of business, including, without limitation, making any material expenditure, investment, or commitment or entering into any material agreement or arrangement obligating the Company to more than $50,000 through December 31, 1999; (c) maintain all insurance policies and all Company Permits (or obtain reasonable substitutes) that are required for the Company to carry on its business; (d) not take or permit any action that would cause the conditions on the obligations of the parties to effect the transactions contemplated by this Agreement not to be fulfilled, including, without limitation, by taking or causing to be taken any action that would cause the representations and warranties made by the Company in this Agreement not to be true and correct; (e) not increase the compensation payable to or to become payable to any stockholder, director, or officer of the Company; (f) not grant any severance or termination pay (other than pursuant to the normal severance policy of the Company as in effect on December 31, 1998) to, or enter into or amend any employment or severance agreement with, any stockholder, director, officer, or employee of the Company; (g) not establish, adopt, or enter into any employee benefit plan or arrangement; (h) not amend in any respect, or take any other actions with respect to, any of the Employee Plans or any of the plans, programs, agreements, policies, or other arrangements described in Section 3.10; (i) not declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock; (j) not redeem, purchase, or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations;
(k) not effect any reorganization or re-capitalization; (l) not split, combine, or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; (m) not issue, deliver, award, grant, or sell, or authorize or propose the issuance, delivery, award, grant, or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges, or other encumbrances) of, any shares of any class of its capital stock or other securities (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares or other securities, or any rights, warrants, or options to acquire any such shares or other securities; (n) not acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice); (o) not sell, lease, exchange, mortgage, pledge, transfer, or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer, or otherwise dispose of, any of its material assets or any interest therein, except for dispositions of inventories and of assets in the ordinary course of business and consistent with past practice; (p) not adopt or propose to adopt any amendments to its articles of incorporation or bylaws or similar organizational documents; (q) not (i) change any of its methods of accounting in effect at December 31, 1998, or make or rescind any express or deemed election relating to taxes; (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy relating to taxes; or (iii) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1998, except, in each case, as may be required by Law or generally accepted accounting principles; (r) not incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture, or similar instrument; (s) enter into any transaction with any Affiliate of the Company; and (s) to take all reasonable steps to cause to be fulfilled the conditions precedent to the Tyler Companies' obligations to consummate the transactions contemplated by this Agreement that are dependent on the actions of the Stockholders or the Company.

         SECTION 5.02.     No-Shop Provisions.

                  (a) Until the earlier of the Closing Date or August 31, 1999, the Company will comply with the following no-shop provisions: (a) the Company will each negotiate exclusively and in good faith with Parent with respect to the sale of the Company; (b) the Company will not, directly or indirectly (through agents or otherwise), encourage or solicit any inquiries or accept any proposals by, or engage in any discussions or negotiations with or furnish any information to, any other Person concerning a sale of a substantial portion of the assets or business of the Company (whether through an asset sale, stock sale, merger or otherwise); and (c) the Company will promptly communicate to Parent the material substance of any inquiry or proposal concerning any such transaction that may be received by any of them. Notwithstanding the foregoing, in the event that the transaction has not received all necessary regulatory approval prior to August 31, 1999, the date of the no shop provision will extend for sixty days if and only if Parent extends the maturity date of the $1,000,000 bridge financing entered into simultaneous with this Agreement, as well as any other interim financing subsequently provided by Parent, for an additional sixty days.

                  (b) Notwithstanding the provisions of Section 5.02(a) hereof, nothing herein shall be construed to prohibit the Board of Directors of the Company from performing what they reasonably believe, upon advice of independent counsel, to be their fiduciary obligations to the shareholders of the Company in the event that any competing, comparable, or other offer to acquire all or a substantial part of the assets or securities of the Company is received.

         SECTION 5.03. Access and Information. Each of the Constituent Entities has caused and will, until the Closing Date, continue to cause the other Constituent Entities and their representatives to have reasonable access to their directors, officers, employees, agents, assets, and properties and all relevant books, records and documents of or relating to the business and assets during normal business hours and will furnish to the other Constituent Entities such information, financial records and other documents relating to its operations and business as the other Constituent Entities may reasonably request. Each of the Constituent Entities will permit the others and their representatives reasonable access to their accountants, auditors, customers, suppliers, and Governmental Entities having dealings with them for consultation or verification of any information obtained by the other Constituent Entities and will use their respective best efforts to cause such Persons to cooperate with the other Constituent Entities and their representatives in such consultation and in verifying such information.

         SECTION 5.04. Supplemental Disclosure. The Company will have a period of fourteen days from the date of this Agreement for the purpose of completing and/or altering any of the Disclosure Schedules, at which time the Disclosure Schedules will be deemed final between the parties. After such time, the Company will promptly supplement or amend each of the Disclosure Schedules with respect to any matter that arises or is discovered after the date of this Agreement that, if existing or known at the date of this Agreement, would have been required to be set forth or listed in the Disclosure Schedule; provided that, for purposes of determining the rights and obligations of the parties under this Agreement (other than the obligations of the Company under this Section 5.04), any such supplemental or amended disclosure after the fourteen day period will not be deemed to have been disclosed to Parent unless Parent otherwise expressly consents in writing.

         SECTION 5.05. Information for Filings. Each party will furnish to the other with all information concerning such party as is required for inclusion in any application or filing made by the other party to any Governmental Entity in connection with the transactions contemplated by this Agreement.

         SECTION 5.06. Publicity. The Tyler Companies and the Company will cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated by this Agreement. Neither the Tyler Companies, on the one hand, nor the Company, on the other hand, will issue or make, or allow to have issued or made, any press release or public announcement concerning the transactions contemplated by this Agreement without the advance approval in writing of the form and substance thereof by the other parties, unless otherwise required by applicable legal or stock exchange requirements.

         SECTION 5.07. Transaction Costs. The Company and Tyler will each pay prior to the Closing all attorneys', accountants', finders', brokers', investment banking and other fees, costs and expenses incurred by such party in connection with the preparation, negotiation, execution, and performance of this Agreement or any of the transactions contemplated by this Agreement, provided that (in addition to any other remedies that the Tyler Companies may have under this Agreement), the Company agrees to reimburse Parent for all of its expenses incurred in connection with this Agreement if Parent terminates this Agreement as a result of any breach by the Company. Parent agrees to reimburse the Company for all of the Company's expenses incurred in connection with this Agreement if the Company terminates this Agreement as a result of any breach by Parent.

         SECTION 5.08. Confidential Information. Each party acknowledges that it has had access to the other party's confidential information, and may in the future have access to information proprietary to, used by, or in the possession of the other party, or their respective Affiliates, or any of their respective customers or not generally known in the industry, including, but not limited to, records regarding sales, price and cost information, marketing plans, trade secrets, customer names, customer lists, sales techniques, distribution plans or procedures, and other material relating to the other party's business (the "Confidential Information"). The parties agree that any non-public Confidential Information exchanged during due diligence is confidential and that such information will not be disclosed to any third party without the prior written consent of the owner of such information. In the event the proposed transactions contemplated by this Agreement are not consummated, the parties will return all information furnished to them and they will not thereafter use such information for any purpose or permit such information to be disclosed publicly.

         SECTION 5.09. Termination of Representations and Warranties. Each of the parties hereby agrees that the representations and warranties of the parties contained in Article III and Article IV will terminate at the Effective Time.

         SECTION 5.10. Pooling of Interests and Tax Treatment. It is the intent of the parties that the transactions contemplated by this Agreement qualify as a pooling-of-interests transaction for accounting purposes and as a tax-free reorganization pursuant to Section 368(a) for tax purposes. Accordingly, each party agrees to use commercially reasonable efforts to not take any action that could prevent the Merger from being treated as a pooling of interests transaction for accounting purposes or as a tax-free reorganization for tax purposes.

         SECTION 5.11. Registration Statement; Proxy Statement.

                  (a) Promptly after the expiration of thirty (30) days from the date of this Agreement, Parent and the Company will use their respective commercially reasonable efforts to prepare and file a registration statement on Form S-4 with the SEC, containing a proxy statement / prospectus for the stockholders of the Company, in connection with the registration of the offer and sale of the Tyler Shares. Parent and the Company will use commercially reasonable efforts to cause any such registration statement to be declared effective by the SEC. Each of Parent and the

          Company will furnish to the other all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions.

                  (b) As promptly as practicable after the registration statement has been declared effective by the SEC, the Company shall mail the Company proxy statement / prospectus to its stockholders entitled to notice of and to vote at the company's meeting of stockholders and shall take all other actions necessary in accordance with Texas Law, the rules and regulations of the SEC, and its articles of incorporation and bylaws to convene a meeting of the stockholders to act on this Agreement and the proposed Merger. The Company's proxy statement / prospectus shall include the recommendation of the Company's board of directors to in favor of the Merger and the adoption of this Agreement, unless otherwise necessary in accordance with
         Section 5.02.

                  (c) The information supplied by each party for inclusion in the registration statement and the proxy statement / prospectus shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the information disclosed in such registration statement or proxy statement / prospectus should be discovered that should be set forth in an amendment or supplement to such document, then each party will promptly inform the other in writing.

         SECTION 5.12. NYSE Listing. Parent shall cause the Tyler Shares to be approved for listing (subject to official notice of issuance) on the NYSE prior to the Effective Time.

         SECTION 5.13. Continuing Indemnification. The Tyler Companies agree that subsequent to the Merger they shall cause the Company through the Merger Sub to act diligently in the defense of all existing litigation of the Company, including, but not limited to, the class actions previously filed against the Company in connection with the restatement of the Company's earnings in 1998, and that the Board of Directors, officers, employees, and agents of the Company shall continue to be indemnified by the surviving entities to the Merger in the same manner for all acts that occurred prior to the Effective Time as such indemnification existed prior to the Merger.

         SECTION 5.14.     Stock Option Plans.

                  (a)  Parent  and the  Company  shall  take  such  actions  not inconsistent with the Merger being accounted for as a pooling-of-interests transaction to permit Parent to assume, and Parent shall assume, effective at the Effective Time, each Company stock option that remains unexercised in whole or in part as of the Effective Time and substitute shares of Parent Common Stock for the shares of Company Stock purchasable under each such assumed option ("Assumed Option"), which assumption and substitution will be effected as follows:

                           (i) the Assumed  Option  shall not give the  optionee
                  additional benefits that such optionee did not have under the stock option before such assumption and shall be assumed on the same terms and conditions as the stock option being assumed;

                           (ii) the  number of shares  of  Parent  Common  Stock
                  purchasable under the Assumed Option shall be equal to the number of shares of Parent Common Stock that the holder of the stock option would have received (without regard to any vesting schedule) upon consummation of the Merger had such stock option been exercised in full immediately prior to the consummation of the Merger; and

                           (iii) the per share  exercise  price of such  Assumed
                  Option shall be equal to the per share exercise price of the Stock Option being assumed multiplied by three.

                  (b) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Options, and, as soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 with respect to the shares of Parent Common Stock subject to the Assumed Option.

          SECTION 5.15. Senior Debt. Parent covenants and agrees to pay off the senior debt of the Company held by Hanifen Imboff Mezzanine Fund, L.P. in full at Closing.


                                   ARTICLE VI
                               CLOSING CONDITIONS

         SECTION 6.01. Conditions to the Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing in the absolute discretion of the other parties, in whole or in part, to the extent permitted by applicable law:

                  (a) The registration statement shall be declared effective by the SEC. No stop order suspending the effectiveness of the registration statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC.

                  (b) This Agreement and the Merger shall have been approved by the requisite vote of the stockholders of the Company.

                  (c) There must be no pending litigation in any court or any proceeding before or by any Governmental Entity against the Stockholders, the Company, or Parent to restrain or prohibit or obtain damages or other relief with respect to this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated by this Agreement or the Ancillary Agreement.

                  (d) Each of the Parent and the Company shall be advised in writing by the independent auditors of each that the Merger should be treated for financial accounting purposes as a pooling-of-interests transaction.

                  (e) None of the Constituent Entities shall have been informed by their outside accountants or counsel that the consummation of the Merger would not qualify as a tax-free reorganization pursuant to
         Section 368(a) of the Code.

         SECTION 6.02. Conditions to Obligations of the Tyler Companies. The obligations of the Tyler Companies to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing in the absolute discretion of the Parent, in whole or in part:

                  (a) Each of the representations and warranties of the Company and the Stockholders contained in this Agreement must be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

                  (b) The Company and the Stockholders must have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

                  (c) All contractual and governmental consents, approvals, and notifications required must have been obtained or given.

                  (d) The Company must have delivered to Parent a closing certificate substantially in the form of Exhibit A.

                  (e) The Company must have delivered to Parent a certificate of the secretary of the Company substantially in the form of Exhibit B.

                  (f) The Parent or the Merger Sub and James K. Hoofard, Jr. shall have entered into an employment contract covering Mr. Hoofard's services to the Parent and to the Merger Sub following the Closing, based upon terms substantially similar to that attached hereto as Exhibit C.

         SECTION 6.03. Conditions to Obligations of the Company. The obligations of the Company to effect the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing in the absolute discretion of the Company, in whole or in part:

                  (a) Each of the representations and warranties of the Tyler Companies contained in this Agreement must be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

                  (b) The Tyler Companies must have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

                  (c) All contractual and governmental consents, approvals, and notifications must have been obtained or given.

                  (d) Parent must have delivered to the Company a closing certificate substantially in the form of Exhibit D.

                  (e) Parent must have delivered to the Company a certificate of the secretary of the Parent substantially in the form of Exhibit E.

                  (f) The Company shall have received a fairness opinion of the type customarily received in such transactions.

                  (g) The Parent or the Merger Sub and James K. Hoofard, Jr. shall have entered into an employment contract covering Mr. Hoofard's services to the Parent and to the Merger Sub following the Closing, based upon terms substantially similar to that attached hereto as Exhibit C.

                  (h) The Tyler Shares being delivered to the stockholders of the Company shall have been approved for listing on the NYSE, and shall, subject to certain limitations which may apply to affiliates of the Company pursuant to Rule 145 of the Securities Act of 1933, or the pooling of interest accounting rules, be freely tradable by the recipients of such shares upon receipt.

                                   ARTICLE VII
                                  MISCELLANEOUS

         SECTION 7.01. Termination. This Agreement and the transactions contemplated by this Agreement may be terminated and abandoned (a) at any time prior to the Closing by mutual written consent of Parent and the Company; or (b) by Parent, if at any time prior to the thirtieth (30th) day immediately following execution of this Agreement, the results of its due diligence review of the Company are not satisfactory to Parent in its sole discretion; (c) by the Company, if the Company's Board of Directors, in the exercise of its' fiduciary duties as set forth in Section 5.02(b) and upon the advice of independent counsel, determines that it is required to accept a competing offer for the assets or securities of the Company, or (d) by either Parent, on the one hand, or the Company, on the other hand, if a condition to performance by the terminating party or parties under this Agreement has not been satisfied or waived prior to August 31, 1999. Notwithstanding the foregoing clause (b), (i) Parent may not terminate this Agreement if the event giving rise to its termination right results from Parent's willful failure to perform or observe any of its covenants or agreements set forth herein or if Parent is, at such time, in breach of this Agreement, and (ii) the Company may not terminate this Agreement if the event giving rise to its termination right results from the willful failure of the Company to perform or observe any of its covenants or agreements set forth in this Agreement or if the Company is, at such time, in breach of this Agreement. The right of any party to terminate this Agreement pursuant to this Section 7.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party, any Person controlling any such party, or any of their respective officers, directors, representatives, or agents, whether before or after the execution of this Agreement. Upon termination of this Agreement pursuant to Section 7.01, this Agreement will become void, there will be no liability on the part of the Tyler Companies, on the one hand, or the Company, on the other hand, to the other and all rights and obligations of each party to this Agreement will cease, except that nothing in this Agreement will relieve any party of any liability for (a) any breach of such party's covenants or agreements contained in this Agreement, or (b) any knowing or willful breach of such party's representations or warranties contained in this Agreement. In addition to the foregoing, in the event that the Board of Directors of the Company should fail to oppose any tender or exchange offer by a third party which is made prior to the Closing and which is successfully consummated by September 30, 1999 for more than 50% of the then outstanding capital stock of the Company, or should the Company enter into a binding agreement to merge, consolidate, combine, or otherwise sell all or substantially all of its assets or securities to any party other than a Tyler Company prior to September 30, 1999, then in such event, the Company shall, upon demand by the Tyler Companies, pay to the Tyler Companies a cancellation fee of $4,000,000, as liquidated damages, not as a penalty, payable in immediately available funds. The provisions for liquidated damages hereunder acknowledged by the parties to be reasonable due to the inability to accurately estimate damages, and shall be the sole remedy for such acts.

         SECTION 7.02. Notices. All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by telecopy or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this Section 7.02):

                  If to Parent:

                           Tyler Corporation
                           2800 W. Mockingbird Lane
                           Dallas, Texas 75235
                           Attention:  Corporate Counsel
                           Telecopy: (214) 902-5058

                  If to the Company:

                           CPS Systems, Inc.
                           3400 Carlisle, Suite 500
                           Dallas, Texas  75204
                           Attention:  Paul Kana
                           Telecopy:  (214) 720-1380
                  with a copy to:

                           Edward H. Brown, Esq.
                           Schreeder, Wheeler & Flint, LLP
                           1600 Candler Building
                           127 Peachtree Street, N.E.
                           Atlanta, Georgia  30303-1845
                           Telecopy:  (404) 681-1046

Any such notice or other communication will be deemed to have been given and received on the day it is personally delivered and signed for by addressee or, if delivered by courier or overnight delivery service or sent by telecopy or mailed, three days after sending.

         SECTION 7.03. Attorneys' Fees and Costs. If attorneys' fees or other costs are incurred to secure performance of any obligations under this Agreement, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith.

          SECTION 7.04. Further Assurances. Each party agrees to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

          SECTION 7.05. Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties to this Agreement, all of which together will constitute one and the same instrument.

          SECTION 7.06. Certain Definitions. For the purposes of this Agreement, the following terms have the meanings specified:

                  (a) "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

                  (b)   "Control"    (including    the   terms    "controlling,"
         "controlled," "controlled by," and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of securities, or as trustee or executor, by contract or credit arrangement or otherwise.

                  (c) "Knowledge" or "to the knowledge of" and other phrases of like substance are to be broadly construed (i) to include the knowledge of the Person making the representation and (ii) to represent that the Person making the representations has made or caused such inquiry and investigation to be made into the matter represented to be true as such Person in good faith believes to be reasonable and sufficient.

                  (d) "Person" will be broadly construed to include to mean an individual, corporation, partnership, association, trust, unincorporated organization, Governmental Entity, other entity or group (as used in Section l3(d) of the Exchange Act).

                  (e) "Tax" or "taxes" means any and all taxes, charges, fees, levies, assessments, duties, or other amounts payable to any federal, state, local, or foreign taxing government, authority, or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer, and gains taxes; (ii) customs, duties, imposts, charges, levies, or other similar assessments of any kind; and (iii) interest, penalties, and additions to tax imposed with respect thereto.

         SECTION 7.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned or delegated by the Company or Parent, without the prior written consent of the other parties; except that Parent may assign its rights and obligations under this Agreement to any direct or indirect subsidiary of Parent. This Agreement is not intended to confer any rights or benefits to any Person (including, without limitation, any employees of the Company) other than the parties to this Agreement.

         SECTION 7.08. Entire Agreement. This Agreement and the related documents contained as Exhibits and Schedules to this Agreement or expressly contemplated by this Agreement contain the entire understanding of the parties relating to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. This Agreement cannot be modified or amended except in writing signed by the party against whom enforcement is sought. The Exhibits and Schedules to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes.

         SECTION 7.09. Governing Law. This Agreement will be governed by, and construed in accordance with, the substantive laws of the State of Texas, without giving effect to any conflicts-of-law, rule, or principle that might require the application of the laws of another jurisdiction.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                   TYLER CORPORATION,
                                   a Delaware corporation


                                   By:__________________________________________
                                   Name:   John M. Yeaman
                                   Title:  President


                                   CPS SYSTEMS, INC.,
                                   a Delaware corporation and wholly-owned
                                   subsidiary of Tyler Corporation


                                   By:__________________________________________
                                   Name:   John M. Yeaman
                                   Title:  President


                                   CPS SYSTEMS, INC.,
                                   a Texas corporation


                                   By:__________________________________________
                                   Name:   Paul E. Kana
                                   Title:  Chief Executive Officer

                                    Exhibit A

                    Closing Certificate of CPS Systems, Inc.

                                CPS SYSTEMS, INC.
                               CLOSING CERTIFICATE


         The undersigned hereby certifies on behalf of CPS Systems, Inc., a Texas corporation (the "Company"), pursuant to the Agreement and Plan of Merger, dated as of March 30, 1999 (the "Merger Agreement"), by and among Tyler Corporation, a Delaware corporation ("Parent"), CPS Systems, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company (the "Stockholders"), that:

                  1. All representations and warranties of the Company contained in the Merger Agreement are true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing.

                  2. The Company has performed and complied with all the covenants and agreements and satisfied the conditions required by the Merger Agreement to be performed, complied with, or satisfied by it at or prior to the Closing.

         All capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Merger Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Company to be effective as of _______________, 1999.

                                            CPS SYSTEMS, INC.,
                                            a Texas corporation



                                            By:      ________________________
                                            Name:    Paul E. Kana
                                            Title:   Chief Executive Officer

                                    Exhibit B

                    CPS Systems, Inc. Secretary's Certificate

                                CPS SYSTEMS, INC.
                            CERTIFICATE OF SECRETARY


         The undersigned, being the duly elected and qualified Secretary of CPS Systems, Inc., a Texas corporation (the "Company"), hereby certifies on behalf of the Company, pursuant to the Agreement and Plan of Merger, dated as of March 30, 1999 (the "Merger Agreement"), by and among Tyler Corporation, a Delaware corporation ("Parent"), CPS Systems, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company (the "Stockholders"), that:

                  1. Attached hereto is a true, correct, and complete copy of resolutions duly adopted by unanimous written consent of the Board of Directors of the Company on March ____, 1999. Such resolutions are the only resolutions relating to the Merger Agreement, and they have not been amended, modified, or rescinded since their adoption and are still in full force and effect as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Secretary on behalf of the Company to be effective as of ___________, 1999.

                                           CPS SYSTEMS, INC.,
                                           a Texas corporation



                                           By:      ______________________
                                           Name:    ______________________
Title:   Secretary

                                    Exhibit C

               Terms of James K. Hoofard, Jr. Employment Agreement

                                    Exhibit D

                      Tyler Corporation Closing Certificate

                                TYLER CORPORATION
                               CLOSING CERTIFICATE


         The undersigned hereby certifies on behalf of Tyler Corporation, a Delaware corporation ("Parent"), pursuant to the Agreement and Plan of Merger, dated as of March 30, 1999 (the "Merger Agreement"), by and among Parent, CPS Systems, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and CPS Systems, Inc., a Texas corporation (the "Company"), that:

                  1. All  representations  and warranties of Parent contained in the Merger Agreement are true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing.

                  2. Parent has performed and complied with all the covenants and agreements and satisfied the conditions required by the Merger Agreement to be performed, complied with, or satisfied by it at or prior to the Closing.

         All capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Merger Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of Parent to be effective as of _______________, 1999.

                                          TYLER CORPORATION,
                                          a Delaware corporation



                                          By:      ____________________
                                          Name:    John M. Yeaman
                                          Title:   President

                                    Exhibit E

                    Tyler Corporation Secretary's Certificate

                                TYLER CORPORATION
                            CERTIFICATE OF SECRETARY


         The undersigned, being the duly elected and qualified Secretary of Tyler Corporation, a Delaware corporation ("Parent"), hereby certifies on behalf of Parent, pursuant to the Agreement and Plan of Merger, dated as of March 30, 1999 (the "Merger Agreement"), by and among Parent, CPS Systems, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and CPS Systems, Inc., a Texas corporation (the "Company"), that:

                  1. Attached hereto is a true, correct, and complete copy of resolutions duly adopted by unanimous written consent of the Board of Directors of Parent on ___________, 1999. Such resolutions are the only resolutions relating to the Merger Agreement, and they have not been amended, modified, or rescinded since their adoption and are still in full force and effect as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Secretary on behalf of Parent to be effective as of ________________, 1999.

                                           TYLER CORPORATION,
                                           a Delaware corporation



                                           By:      _____________________
                                           Name:    Deanie Morel
                                           Title:   Secretary